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EXHIBIT 99.2

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         Our certificate of incorporation, as amended, authorizes the issuance of up to 100,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, 2,150 of which has been designated Series A Convertible Preferred Stock ("Series A Preferred"). As of November 19, 2003, there were 28,450,177 shares of common stock and 2,150 shares of Series A Preferred issued and outstanding.

COMMON STOCK

         All outstanding shares of common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

         o subject to the rights described below of the holders of Series A Preferred to elect one or more members of our board of directors, each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

         o subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

         o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

         o there are no redemption or sinking fund provisions applicable to our common stock; and

         o there are no preemptive or conversion rights applicable to our common stock.

PREFERRED STOCK

         Our board of directors is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series. The issuance need not be approved by our common stockholders and need only be approved by holders of our Series A Preferred if, as described below, the shares of preferred stock to be issued have a liquidation preference that is senior to or on parity with the liquidation preference of the Series A Preferred.

         The rights of the holders of our common stock and Series A Preferred will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority


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of our outstanding voting stock. We have no present plans to issue any shares of or to designate any series of preferred stock. The following is a summary of the terms of the Series A Preferred.

SERIES A PREFERRED

     RANK AND LIQUIDATION PREFERENCE

         Shares of Series A Preferred rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of our company, whether voluntary or involuntary. The liquidation preference of each share of Series A Preferred is equal to the greater of 143% of the face amount plus all accrued dividends or the amount that would be distributed upon the number of shares of common stock into which a share of Series A Preferred could be converted immediately prior to the liquidation event. The written consent of the holders of Series A Preferred is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or PARI PASSU with shares of Series A Preferred.

     DIVIDEND RIGHTS

         Each share of Series A Preferred has a face amount of $7,000. The holders of Series A Preferred are entitled to a dividend payable semi-annually on June 30 and December 31 of each year, commencing December 31, 2003. The initial dividend rate of 8% per annum will be adjusted to 12% per annum on May 19, 2005. The dividend is payable in cash or, at our option if there are a sufficient number of shares of common stock available, in shares of our common stock valued at the arithmetic mean of the closing sales price of our common stock for the 30-day period ending on the day prior to the day the dividend payment is due. If we fail to make a required cash dividend or other cash payment to a holder within five business days after it is due, the holder will be entitled to receive interest on the cash amount at a rate equal to the lesser of 18% per annum and the highest legal rate.

     OPTIONAL CONVERSION RIGHTS

         Subject to limitations on certain conversions, redemptions and transfers described below ("Article XII Limitations"), each share of Series A Preferred is convertible at the option of the holder into shares of our common stock at any time or from time to time after our 2003 annual meeting of stockholders at a conversion price that depends upon whether a conversion event has occurred. Conversion events are:

         o a sale, conveyance or disposition of all or substantially all of our assets;

         o the adoption of or entry into any agreement or plan to cause either a liquidation event or a conversion event, unless the agreement is terminated or the plan is abandoned prior to the occurrence of the liquidation event or conversion event;

         o any event, occurrence or transaction, or sequence of related events, occurrences or transactions (each an "event"), resulting in holders of our common stock immediately prior to such event holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of our company or the other surviving or acquiring person or entity immediately following the event; and

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         o        any event resulting in the members of our board of directors comprising 50% or less of the members of the board of directors of our company or a surviving or acquiring person or entity immediately following the event.

         The initial conversion price for an optional conversion that occurs prior to a conversion event is $0.70 per share and is subject to adjustments described below. Therefore, each share of Series A Preferred initially is convertible into 10,000 shares of common stock, which number is equal to the quotient of the $7,000 face amount of the share divided by the $0.70 initial conversion price.

         The number of shares of common stock issuable upon an optional conversion of a share of Series A Preferred that occurs after a conversion event will be equal to the quotient of the applicable percentage of the face amount of the share divided by either the conversion event price or, if the conversion event price is greater than $1.00, then the conversion price. The conversion event price in the case of a sale of all or substantially all of our assets will be equal to the total consideration we receive per share of common stock outstanding at the time of the conversion event. In the case of any other conversion event, the conversion event price will be equal to the arithmetic mean of the closing sales price of our common stock for the 30-day period prior to the day we receive the notice of conversion. If the conversion event price is greater than $1.00, then the applicable percentage of the face amount is 100%. If the conversion event price is less than or equal to $1.00, then the applicable percentage of the face amount is 143%.

         If, after the occurrence of a conversion event, we are prohibited from issuing shares of common stock upon an optional conversion as a result of
Article XII Limitations, then we must notify the holders of Series A Preferred, and the holders will then have the right, at any time and from time to time thereafter, have the option to require us to redeem for cash up to the number of shares of Series A Preferred that, after giving effect to the redemption, the then unissued shares portion of the holder's pro rata share of the cap amount described below is at least equal to 100% of the total number of shares of common stock issuable upon conversion of such holder's shares of Series A Preferred.

         Upon conversion of a share of Series A Preferred, we must pay to the holder in cash all amounts then accrued or payable on the share through and including the conversion date. In lieu of issuing fractional shares of common stock, we may pay cash for a fractional share based on the closing sales price at that time, or we may round up to the next whole share.

         The delivery period for shares of common stock issuable upon an optional conversion is the two business days following the conversion date. If we fail to deliver shares of common stock prior to the sixth business day after the expiration of the delivery period, then unless the holder otherwise elects to retain its status as a holder of those shares of common stock by notifying us within five business days after the expiration of the six business-day period that follows the expiration of the delivery period, the holder will regain its rights as a holder of Series A Preferred Stock and we will be required to return to the holder the shares of Series A Preferred that were the subject of the optional conversion.

     MANDATORY CONVERSION REQUIREMENTS

         If at any time after the date that is 18 months after the Effective Date (as defined below), all of the following required conditions are satisfied, then subject to the Article XII Limitations, all of the shares of Series A Preferred will automatically convert into a number of shares of common stock that is calculated as if an optional conversion were occurring:

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         o        our stockholders have approved the issuance of the Series A
                  Preferred and related transactions, as described in the securities purchase agreement relating to the Series A Preferred;

         o a registration statement covering the resale of the shares of common stock underlying the Series A Preferred and related warrants ("Series A Warrants") has been declared effective by the Securities and Exchange Commission (the date on which the registration statement is declared effective is referred to as the "Effective Date");

         o the closing sale price of our common stock is greater than $2.10 per share for at least ten of 15 consecutive trading days (the tenth day is referred to as the "Trigger Date");

         o during the 30 trading day period ending on the Trigger Date, the average dollar trading volume for the lowest 20 dollar volume trading days is not less than $400,000, with dollar volume measured by reference to closing sale prices;

         o all shares of common stock issuable upon conversion of the Series A Preferred and Series A Warrants are authorized and reserved for issuance, registered for resale by their holders, and eligible to be listed or traded on The Nasdaq National Market, The Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange (each, a "Principal Market");

         o no redemption event, as described below, has occurred without being cured; and

         o all amounts then accrued or payable under the certificate of designation relating to the Series A Preferred or under the securities purchase agreement have been paid.

         If we are prohibited from issuing any shares of common stock upon a mandatory conversion as a result of Article XII Limitations, then the shares of Series A Preferred that are not then able to be converted will cease to accrue dividends and will be converted into shares of our common stock as the Article XII Limitations from time to time permit.

     REDEMPTION RIGHTS

         Each holder of Series A Preferred will have the right to require us to redeem by purchasing for cash any or all of their then outstanding shares of Series A Preferred for an amount per share equal to the redemption amount in effect at the time of redemption, at any time and from time to time after one of the following redemption events occurs and is continuing:

         o the holders of our common stock fail to approve on or before January 18, 2004 the authorization of the issuance of shares of common stock in excess of 19.999% of the number of shares of common stock outstanding as of November 19, 2003;

         o our common stock is suspended from trading or is not listed and authorized for trading on a Principal Market for an aggregate of ten or more trading days in any twelve-month period;

         o the registration statement covering the shares of common stock issuable upon conversion of the Series A Preferred has not been declared effective by February 17, 2004 or the registration statement, after being declared effective, cannot be used by the holders of Series A Preferred for the resale of all of their registrable securities for an aggregate of more than 60 days;

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         o        we fail to remove a restrictive legend on certificates
                  representing shares of common stock issued upon conversion of Series A Preferred where removal of the legend is required by the certificate of designation or the securities purchase agreement and the failure continues uncured for five business days after we receive written notice from the holder regarding the failure;

         o we indicate through a press release or to a holder of Series A Preferred that we do not intend to honor conversions of shares of Series A Preferred in accordance with the terms of the certificate of designation;

         o we or one of our subsidiaries, other than Pulsar Data Systems, Inc., makes an assignment for the benefit of creditors or a receiver or trustee for a substantial part of our assets or the subsidiary's assets is appointed;

         o we or one of our subsidiaries, other than Pulsar Data Systems, Inc., institutes bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors; or

         o we otherwise breach any material term under the securities purchase agreement, the related registration rights agreement or the common stock purchase warrants issued in connection with the Series A Preferred and, if the breach is curable, fail to cure the breach within ten business days after receipt of written notice from a holder of Series A Preferred.

         If the redemption event is the failure of our stockholders to timely authorize the issuance of shares of common stock in excess of 19.999% of the number of shares of common stock outstanding as of November 19, 2003, then the redemption amount for each share of Series A Preferred in excess of a holder's pro rata share of the cap amount will be equal to the face amount of the share plus all accrued dividends on the share through the date of payment of the redemption amount. In the case of all other redemption events, except as described in the following paragraph, the redemption amount will be equal to the quotient of 143% of the face amount plus accrued dividends divided by the lesser of the then current conversion price and the value of a share of common stock valued at the arithmetic mean of the closing sales price of our common stock for the 30-day period prior to when we receive the redemption notice.

         With respect to the redemption events relating to our failure to remove restrictive legends and our indication that we do not intend to honor conversions of shares of Series A Preferred in accordance with the terms of the certificate of designation, the redemption amount will be the greater of the redemption amount described in the last sentence of the preceding paragraph and the "parity value" of the shares to be redeemed. The "parity value" will be the product of (i) the highest number of shares of common stock issuable upon an optional conversion of the shares of Series A Preferred Stock without giving effect to any limitations on conversion and treating the trading day immediately preceding the redemption date as the conversion date and (ii) the highest closing price of a share of common stock during the period beginning on the date of first occurrence of the redemption event and ending one trading day prior to the redemption date.

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         If we fail to pay the redemption amount for a share of Series A
Preferred within five business days after receiving a redemption notice, then the holder of the share will be entitled to interest on the redemption amount at a rate equal to the lower of 24% per annum and the highest legal rate until we pay the redemption amount. If we are unable to redeem all shares of Series A Preferred that are covered by redemption notices, then we must redeem shares to the extent we are able from each redeeming holder on a pro rata basis.

     CONVERSION PRICE ADJUSTMENTS

         The conversion price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, distributions of assets, issuances of convertible securities and purchase rights pro rata to holders of our common stock, and the like. The conversion price also is subject to downward weighted-average anti-dilution adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than excluded securities, at per share prices less than the then effective conversion price. Excluded securities are:

         o securities purchased under the securities purchase agreement relating to the Series A Preferred;

         o convertible securities or purchase rights outstanding on November 19, 2003;

         o shares of common stock issued or issuable to employees, directors or consultants pursuant to our existing stock option or restricted stock plans or as approved by holders of Series A Preferred as compensation for services rendered to us;

         o shares of common stock issued or issuable to vendors or lenders pursuant to warrants approved by our board of directors;

         o securities issued in a bona fide public offering or in connection with our acquisition of an entity or a stock split, stock dividend or recapitalization; and

         o borrowings from financial institutions, provided that the equity portion of the borrowings and interests convertible into common stock does not exceed 10% of the borrowing.

     VOTING RIGHTS AND BOARD REPRESENTATION

         So long as any shares of Series A Preferred are outstanding, the holders of Series A Preferred, voting as a separate class, will be entitled to elect one Class I member to our board of directors. Prior to the date the registration statement covering the shares of common stock underlying the Series A Preferred is declared effective, the holders of shares of Series A Preferred will also have the right to elect one Class II member to our board of directors. The holders of our common stock, as a class and without the holders of Series A Preferred, will have the right to elect the remaining members of our board of directors.

         On any matters as to which the Delaware General Corporation Law requires the vote of the holders of Series A Preferred, voting together as one class with the holders of common stock, each share of Series A Preferred will have a number of votes equal to the number of shares of common stock into which it is then convertible, subject to 4.999% ownership limitations described below

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and except that the number of votes to which a share of Series A Preferred is entitled will be determined without taking into account any conversion price adjustments that may have occurred. Subject to the voting requirements described below, and except as otherwise may be required under the Delaware General Corporation Law, on the matters described in the preceding sentence, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Series A Preferred will constitute approval of the holders of Series A Preferred.

         The approval of holders of at least 75% of the then-outstanding shares of Series A Preferred is required in order for us to enter into an agreement, commitment or understanding regarding any actions in which we would:

         o alter the rights, preferences or privileges of the Series A Preferred or increase the authorized number of shares of Series A Preferred;

         o alter the rights, preferences or privileges of any of our capital stock so as to affect adversely the Series A Preferred;

         o create or issue any securities ranking senior to the Series A Preferred as to distribution of assets upon a liquidation event; or

         o issue any shares of Series A Preferred other than pursuant to the securities purchase agreement or as payment of a dividend on outstanding shares of Series A Preferred.

         The approval of holders of a majority of the then-outstanding shares of Series A Preferred is required in order for us to enter into an agreement, commitment or understanding in which we would:

         o redeem, repurchase or acquire, or declare or pay any cash dividend or distribution on, any securities ranking junior to the Series A Preferred as to distribution of assets upon a liquidation event, other than pursuant to an equity compensation plan approved by our board of directors; or

         o create or allow to exist a lien or security interest on our assets other than one covering accounts receivable in favor of BayView Funding or a replacement lender or factor, a precautionary security interest taken by an equipment lessor, an interest in our intellectual property that is created in favor of a government or government prime contractor in connection with a government project, and any lien or security interest created by operation of law.

     EXCHANGE RIGHT

         Holders of Series A Preferred have a five-trading day right to exchange their shares of Series A Preferred at 100% of face value for new securities that we may propose to issue. New securities include all common stock, preferred stock and other securities that are exercisable for or convertible into shares of common stock, other than excluded securities described above. However, the exchange right does not apply to any particular offering of new securities with a per share offering price equal to or greater than the then-effective conversion price after we have accepted binding subscriptions of $5,000,000 or more in the offering.

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     RIGHT OF FIRST OFFER

         Until May 19, 2004, holders of Series A Preferred have a five-trading day right of first offer with respect to issuances of new securities. Each holder may purchase an amount of new securities valued at up to 50% of the face amount of the holder's shares of Series A Preferred for the price and upon the terms specified by us in a written notice. If holders of Series A Preferred fail to exercise fully the right of first offer, we will have 60 days to sell the new securities or to enter into an agreement to sell the new securities within 90 days from the date of the agreement.

     RESERVATION OF SHARES

         We initially were required to reserve 30,745,000 shares of common stock for issuance upon conversion of shares of Series A Preferred and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series A Preferred. If we fail to maintain adequate reserves for a period of three consecutive trading days plus an additional 90 days, then each holder of Series A Preferred will have the option, exercisable in whole or in part at any time or from time to time, to require us to redeem for cash, at an amount per share equal to the redemption amount as described below, a number of the holder's shares of Series A Preferred such that, after giving effect to the redemption, the then unissued portion of the holder's pro rata share of the reserved amount is at least equal to 100% of the total number of shares of common stock issuable upon conversion of the holder's shares of Series A Preferred.

     ARTICLE XII LIMITATIONS ON CERTAIN CONVERSIONS, REDEMPTIONS AND TRANSFERS

         The number of shares issuable in connection with optional conversions, mandatory conversions and redemptions may not exceed any cap amount prescribed by any market upon which our common stock is then listed or traded. For example, the rules of The Nasdaq National Market require us to obtain stockholder approval of the issuance of a number of shares of common stock, or securities exercisable for or convertible into common stock, equal to or greater than 20% of the number of shares of our common stock outstanding prior to the issuance, if the issuance is for a price that is less than the greater of the book value or market value of our common stock at the time of issuance. The cap amount shall be allocated pro rata to the holders of Series A Preferred and other securities issued pursuant to the securities purchase agreement or related agreements.

         In addition, no holder of Series A Preferred may receive in connection with optional conversions, mandatory conversions or redemptions a number of shares of common stock that would result in the holder and its affiliates together beneficially owning more than 4.99% of the then-outstanding shares of our common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. This limitation may only be altered or removed with the vote or written approval of a majority of the outstanding shares of our common stock and the written approval of holders of at least 50% of the outstanding shares of Series A Preferred.

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